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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):          February 24, 2000


                               THE ROUSE COMPANY
            (Exact name of registrant as specified in its charter)

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
Maryland                                           0-1743                       52-0735512
(State or other jurisdiction              (Commission File Number)            (IRS Employer
 of Incorporation)                                                        Indentification Number)

10275 Little Patuxent Parkway
Columbia, Maryland 21044-3456
(Address of principal executive offices)
(Zip code)

Registrant's telephone number, including area code: (410) 992-6000
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Item 5.   Other Events.

          On February 24, 2000, the Board of Directors of The Rouse Company (the "Company") amended the Company's Bylaws to provide that the Company is subject to all of the provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law. The amendments establish a classified board of directors, with directors divided into three classes. Class I directors initially shall be Anthony W. Deering, Rohit M. Desai, Hanne M. Merriman and Alexander B. Trowbridge and shall have an initial term continuing until the annual meeting of stockholders in 2000 and until their successors are elected and qualify; Class II directors initially shall be Jeremiah E. Casey, Mathias J. DeVito, Roger W. Schipke and Gerard J.M. Vlak and shall have an initial term continuing until the annual meeting of stockholders in 2001 and until their successors are elected and qualify; and Class III directors initially shall be David H. Benson, Platt
W. Davis, III, Juanita T. James and Thomas J. McHugh and shall have an initial term continuing until the annual meeting of stockholders in 2002 and until their
successors are elected and qualify.   After the initial terms specified above,
each director will be elected for a three-year term. Under the amendments, stockholders may remove directors only with cause and by a vote of at least two-thirds of all votes entitled to be cast generally in the election of directors. In addition, board vacancies may be filled only by a majority of the remaining directors. A copy of the amendments to the Bylaws is attached as an exhibit to this report.

Item 7.   Financial Statements and Exhibits.

          (c)   Exhibits

          3.1.  Amendments to Company's Bylaws
          3.2. Articles Supplementary relating to election to be subject to Title 3, Subtitle 8 of the Maryland General Corporation Law
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     THE ROUSE COMPANY


                                         /s/ Anthony W. Deering
February 24, 2000                    By:________________________________
                                        Anthony W. Deering
                                        Chairman of the Board,
                                        President and Chief Executive Officer